UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2020

SYNCHRONOSS TECHNOLOGIES, INC.

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-52049	06-1594540
(Commission File No.)	(IRS Employer Identification No.)

200 Crossing Boulevard
Suite 800
Bridgewater, New Jersey 08807
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (866) 620-3940

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	SNCR	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 18, 2020, Glenn Lurie notified Synchronoss Technologies, Inc. (the “Company”) of his resignation as President and Chief Executive Officer of the Company and as a member of the Company’s Board of Directors. Mr. Lurie’s resignation follows the Board of Directors’ review of allegations of personal misconduct by Mr. Lurie in violation of the Company’s policies. In accordance with Mr. Lurie’s Employment Agreement with the Company dated November 13, 2017, he will remain an employee of the Company through October 18, 2020. Mr. Lurie will receive no severance benefits in connection with his resignation from the Company.

On September 21, 2020, the Company appointed Jeff Miller as the Company’s interim President and Chief Executive Officer. Mr. Miller will continue to serve as the Company’s Chief Commercial Officer while acting as interim President and Chief Executive Officer. The Board of Directors plans to commence a search for a permanent President and Chief Executive Officer.

Mr. Miller, age 57, has served as the Company’s Chief Commercial Officer since October 2018. He previously served as President of IDEAL Industries Technology Group from December 2017 to October 2018. Prior to IDEAL, Mr. Miller held several senior sales and operations positions at Motorola during a 16-year tenure, most recently as Corporate Vice President and General Manager of Operations in North America for Motorola Mobility, LLC, a division of Lenovo. Mr. Miller also held a variety of sales management, marketing and product management roles during an 11-year career at AT&T. Mr. Miller received a degree in business from Miami University of Ohio and a master’s degree in Business Administration from The Ohio State University. There are no family relationships among Mr. Miller and any other executive officers or directors of the Company.

There were no new compensatory or other material arrangements entered into, or modifications to existing compensatory arrangements entered into, nor were there any grants or awards made to, Mr. Miller in connection with his appointment as the Company’s interim President and Chief Executive Officer. Mr. Miller will continue to be compensated pursuant to his existing compensatory arrangements until such time as the Compensation Committee of the Board of Directors determines to adjust his compensation. Mr. Miller’s current compensatory arrangements are described in the Company’s definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission on April 16, 2020.

Item 7.01.	Regulation FD.

On September 21, 2020, the Company issued a press release with respect to the matters described under Item 5.02 “Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers,” a copy of which is furnished pursuant to this Item 7.01, and is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities under that Section, nor be deemed to be incorporated by reference into the filings of the registrant under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated September 21, 2020.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded in the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 21, 2020	SYNCHRONOSS TECHNOLOGIES, INC.

	By:	/s/ David Clark
		Name:	David Clark
		Title:	Chief Financial Officer